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                                                                     EXHIBIT 5


                                 July 22, 1998

Board of Directors
K2 Design, Inc.
30 Broad Street, 16th Floor
New York, NY 10004

Dear Sirs:

         We are acting as counsel to K2 Design, Inc, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 725,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company upon grant of certain stock options (the "Options") granted and to be granted to certain employees or directors of the Company pursuant to the Company's 1996 Stock Incentive Plan (the "1996 Plan") and/or the Company's 1997 Stock Incentive Plan (the "1997 Plan" and, together with the 1996 Plan, the "Plans").

         As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise or grant of the Options in accordance with the terms of the Plans against payment of the exercise price therefor (as applicable), will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                               Very truly yours,


                                               /s/ PROSKAUER ROSE LLP


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